EXHIBIT 99.1
ParkOhio Announces Strong Third Quarter 2018 Results and Completes Acquisition of Hydrapower Dynamics Limited

•	Revenues increased to $414 million, up 18% year-over-year

•	GAAP EPS was $1.14, up 42% from $0.80 in Q3 2017

•	Adjusted EPS was $1.07, up 30% from $0.82 in Q3 2017

•	YTD Revenues up 20% and Segment Operating Income up 22% year-over-year

CLEVELAND, OHIO, November 5, 2018 — Park-Ohio Holdings Corp. (NASDAQ: PKOH) today announced its results for the third quarter of 2018.

THIRD QUARTER RESULTS

Net sales were $414.3 million in the third quarter of 2018, an increase of 18% from net sales of $352.2 million in the third quarter of 2017, driven by organic growth of 7% and acquisition-related growth of 11%. The Company reported net income attributable to ParkOhio common shareholders of $14.2 million, or $1.14 per diluted share, in the third quarter of 2018, compared to $10.0 million, or $0.80 per diluted share, in the third quarter of 2017. On an adjusted basis, net income attributable to ParkOhio common shareholders was $1.07 per diluted share in the third quarter of 2018 compared to $0.82 per diluted share in the 2017 period, an increase of 30%. The adjustments in the 2018 period included $0.07 per share of income tax benefits related to U.S. Tax Reform. Please refer to the table that follows for a reconciliation of net income to adjusted earnings.

Matthew V. Crawford, Chairman and Chief Executive Officer, stated, “Our strong year continued with record third quarter revenues and earnings. We continue to invest vigorously in our businesses and are currently launching our third new manufacturing facility in the last twelve months to serve our global customers. The acquisition of Hydrapower, our third of the year, provides a strategic opportunity to grow in new market segments for Assembly Components and Supply Technologies.”

In the third quarter of 2018, operating cash flows were $23.1 million, and the Company ended September 2018 with $62.9 million of cash on-hand, after repatriating $24.4 million from a foreign subsidiary to pay down long-term debt. EBITDA, as defined was $37.8 million in the 2018 period, an increase of 22% from $31.0 million in the corresponding period of 2017. Please refer to the table that follows for a reconciliation of net income to EBITDA, as defined.

-more-

ACQUISITION

In October 2018, the Company acquired Hydrapower Dynamics Limited (“Hydrapower”) for $8.0 million in cash. Headquartered in Birmingham, England, Hydrapower is a manufacturer of fluid handling systems incorporating hoses, manipulated tubes and fabricated assemblies for the bus and truck, automotive, agricultural and construction end markets. Hydrapower will be included in our Assembly Components segment from the date of acquisition.

YEAR-TO-DATE RESULTS

Net sales were a record $1,252.2 million in the first nine months of 2018, an increase of 20% from net sales of $1,046.9 million in the first nine months of 2017, driven by organic growth of 10% and acquisition-related growth of 10%. The Company reported net income attributable to ParkOhio common shareholders of $38.8 million, or $3.09 per diluted share, in the first nine months of 2018, compared to $22.8 million, or $1.83 per diluted share, in the 2017 period. On an adjusted basis, net income attributable to ParkOhio common shareholders was $3.08 per diluted share in the first nine months of 2018 compared to $2.37 per diluted share in the 2017 period, an increase of 30%. EBITDA, as defined was $114.3 million in the first nine months of 2018, an increase of 18% from $96.9 million in the first nine months of 2017. Please refer to the tables that follow for reconciliations of net income to adjusted earnings and net income to EBITDA, as defined.

GUIDANCE

“We are re-affirming our full year 2018 Adjusted EPS guidance of $3.80 - $4.00 and are cautiously optimistic to be at the high end of this range,” stated Mr. Crawford.

CONFERENCE CALL

A conference call reviewing ParkOhio’s third quarter 2018 results will be broadcast live over the Internet on Tuesday, November 6, commencing at 10:00 am Eastern Time. Simply log on to http://www.pkoh.com.
ParkOhio is a diversified international company providing world-class customers with a supply chain management outsourcing service, capital equipment used on their production lines, and manufactured components used to assemble their products. Headquartered in Cleveland, Ohio, ParkOhio operates more than 125 manufacturing sites and supply chain logistics facilities worldwide, through three reportable segments: Supply Technologies, Assembly Components and Engineered Products.

This news release contains forward-looking statements, including statements regarding future performance of the Company, that are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: our substantial indebtedness; the uncertainty of the global economic environment; general business conditions and competitive factors, including pricing pressures and product innovation; demand for our products and services; raw material availability and pricing; fluctuations in energy costs; component part availability and pricing; changes in our relationships with customers and suppliers; the financial condition of our customers, including the impact of any bankruptcies; our ability to successfully integrate recent and future acquisitions into existing operations; the amounts and timing, if any, of purchases of our common stock; changes in general economic conditions such as inflation rates, interest rates, tax rates, unemployment rates, higher labor and healthcare costs, recessions and changing government policies, laws and regulations, including those related to the current global uncertainties and crises, such as tariffs and surcharges; adverse impacts to us, our suppliers and customers from acts of terrorism or hostilities; our ability to meet various covenants, including financial covenants, contained in the agreements governing our indebtedness; disruptions, uncertainties or volatility in the credit markets that may limit our access to capital; potential disruption due to a partial or complete reconfiguration of the European Union; increasingly stringent domestic and foreign governmental regulations, including those affecting the environment or import and export controls and other trade barriers; inherent uncertainties involved in assessing our potential liability for environmental remediation-related activities; the outcome of pending and future litigation and other claims and disputes with customers; the outcome of the review conducted by the special committee of our board of directors; our dependence on the automotive and heavy-duty truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending; our ability to negotiate contracts with labor unions; our dependence on key management; our dependence on information systems; our ability to continue to pay cash dividends, and the other factors we describe under “Item 1A. Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by us that our plans and objectives will be achieved. The Company assumes no obligation to update the information in this release.

CONTACT:	MATTHEW V. CRAWFORD
PARK-OHIO HOLDINGS CORP.
(440) 947-2000

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017 (2)	2018	2017 (2)
	(In millions, except per share data)
Net sales	$414.3	$352.2	$1,252.2	$1,046.9
Cost of sales (1)	348.4	295.5	1,048.1	875.4
Gross profit	65.9	56.7	204.1	171.5
Selling, general and administrative expenses (1)	41.1	37.7	131.9	112.5
Gain on sale of assets	—	—	(1.9)	—
Litigation settlement gain	—	—	—	(3.3)
Operating income	24.8	19.0	74.1	62.3
Other components of pension income and other postretirement benefits expense, net (1)	2.0	1.7	6.4	4.7
Interest expense, net	(8.9)	(7.8)	(26.1)	(23.1)
Loss on extinguishment of debt	—	—	—	(11.0)
Income before income taxes	17.9	12.9	54.4	32.9
Income tax expense	(3.2)	(2.7)	(14.5)	(9.4)
Net income	14.7	10.2	39.9	23.5
Net income attributable to noncontrolling interests	(0.5)	(0.2)	(1.1)	(0.7)
Net income attributable to Park-Ohio Holdings Corp. common shareholders	$14.2	$10.0	$38.8	$22.8

Earnings per common share attributable to Park-Ohio Holdings Corp. common shareholders:
Basic	$1.15	$0.82	$3.15	$1.87
Diluted	$1.14	$0.80	$3.09	$1.83
Weighted-average shares used to compute earnings per share:
Basic	12.3	12.2	12.3	12.2
Diluted	12.5	12.4	12.5	12.4

Dividends per common share	$0.125	$0.125	$0.375	$0.375

Other financial data:
EBITDA, as defined	$37.8	$31.0	$114.3	$96.9

(1) - The Company adopted ASU 2017-07 in the first quarter of 2018, resulting in a change to the presentation of components of pension income and other postretirement benefits expense, net. The following amounts are reflected in the condensed consolidated statements of income:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Amounts recorded in Cost of sales	$(0.7)	$(0.5)	$(2.2)	$(1.5)
Amounts recorded in SG&A expenses	(0.2)	(0.2)	(0.7)	(0.4)
Amounts recorded in Other components of pension income and other postretirement benefits expense, net	2.0	1.7	6.4	4.7
Total pension income and other postretirement benefit expense, net	$1.1	$1.0	$3.5	$2.8

(2) - 2017 pension and other postretirement amounts have been reclassified to conform to the 2018 presentation.

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)

Adjusted earnings is a non-GAAP financial measure that the Company is providing in this press release. Adjusted earnings is net income calculated in accordance with generally accepted accounting principles ("GAAP"), adjusted for special items. The Company presents this non-GAAP financial measure because management uses adjusted earnings to compare its operating performance on a consistent basis over multiple periods because they remove the impact of certain significant non-cash credits or charges and certain infrequent items impacting net income. Adjusted earnings is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, net income calculated in accordance with GAAP. Adjusted earnings herein may not be comparable to similarly titled measures of other companies. The following table reconciles net income to adjusted earnings:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018		2017		2018			2017
	Earnings	Diluted EPS	Earnings	Diluted EPS	Earnings		Diluted EPS	Earnings	Diluted EPS
	(In millions, except for earnings per share (EPS))
Net income	$14.7	$1.18	$10.2	$0.82	$39.9		$3.18	$23.5	$1.89
Net income attributable to noncontrolling interests	(0.5)	(0.04)	(0.2)	(0.02)	(1.1)		(0.09)	(0.7)	(0.06)
Net income attributable to Park-Ohio Holdings Corp. common shareholders	14.2	1.14	10.0	0.80	38.8		3.09	22.8	1.83
Adjustments:
Acquisition-related expenses	—	—	0.3	0.03	1.0		0.09	0.7	0.05
Gain on sale of assets	—	—	—	—	(1.9)	—	(0.15)	—	—
Loss on extinguishment of debt	—	—	—	—	—		—	11.0	0.89
Litigation settlement gain	—	—	—	—	—		—	(3.3)	(0.27)
Plant relocation and related costs	—	—	—	—	—		—	0.7	0.05
Tax effect of above adjustments	—	—	(0.1)	(0.01)	0.2		0.02	(2.4)	(0.18)
U.S. Tax Act adjustments	(0.9)	(0.07)	—	—	0.3		0.03	—	—
Adjusted earnings	$13.3	$1.07	$10.2	$0.82	$38.4		$3.08	$29.5	$2.37

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)

EBITDA, as defined is a non-GAAP financial measure that the Company is providing in this press release. EBITDA, as defined reflects net income attributable to Park-Ohio Holdings Corp. common shareholders before interest expense, income taxes, depreciation and amortization, and also excludes certain non-cash charges and corporate-level expenses as defined in the Company's current revolving credit facility. The Company presents this non-GAAP financial measure because management uses EBITDA, as defined to assess the Company's performance and believes that EBITDA is useful to investors as an indication of the Company's satisfaction of its Debt Service Ratio covenant in its current revolving credit facility. Additionally, EBITDA, as defined is a measure used under the Company's current revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA, as defined is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, net income or cash flow information calculated in accordance with GAAP. EBITDA, as defined herein may not be comparable to similarly titled measures of other companies. The following table reconciles net income to EBITDA, as defined:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(In millions)
Net income attributable to Park-Ohio Holdings Corp. common shareholders	$14.2	$10.0	$38.8	$22.8
Add back:
Interest expense, net	8.9	7.8	26.1	23.1
Loss on extinguishment of debt	—	—	—	11.0
Income tax expense	3.2	2.7	14.5	9.4
Depreciation and amortization	9.2	7.7	27.3	23.6
Stock-based compensation expense	1.9	2.3	6.5	6.3
Acquisition-related expenses and other	0.4	0.5	1.1	0.7
EBITDA, as defined	$37.8	$31.0	$114.3	$96.9

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Balance Sheets

	(Unaudited)
	September 30, 2018	December 31, 2017
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$62.9	$82.8
Accounts receivable, net	287.8	242.6
Inventories, net	309.4	282.8
Other current assets	83.3	61.4
Total current assets	743.4	669.6
Property, plant and equipment, net	205.6	177.0
Goodwill	103.6	100.2
Intangible assets, net	101.4	99.5
Other long-term assets	88.4	86.2
Total assets	$1,242.4	$1,132.5

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$181.7	$173.7
Current portion of long-term debt and short-term debt	16.4	17.7
Accrued expenses and other	107.5	84.7
Total current liabilities	305.6	276.1
Long-term liabilities, less current portion:
Debt	563.1	515.5
Other long-term liabilities	57.9	52.9
Total long-term liabilities	621.0	568.4
Park-Ohio Holdings Corp. and Subsidiaries shareholders' equity	302.7	276.0
Noncontrolling interests	13.1	12.0
Total equity	315.8	288.0
Total liabilities and shareholders' equity	$1,242.4	$1,132.5

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2018	2017
	(In millions)
OPERATING ACTIVITIES
Net income	$39.9	$23.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27.3	23.6
Stock-based compensation expense	6.5	6.3
Net impact of U.S. Tax Act	0.3	—
Gain on sale of assets	(1.9)	—
Loss on extinguishment of debt	—	11.0
Litigation settlement gain	—	(3.3)
Changes in operating assets and liabilities:
Accounts receivable	(37.2)	(29.9)
Inventories	(23.2)	(15.7)
Other current assets	(9.8)	(14.9)
Accounts payable and accrued expenses	26.0	34.4
Litigation settlement payment	—	(4.0)
Other	(6.1)	(3.8)
Net cash provided by operating activities	21.8	27.2
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(35.9)	(18.9)
Proceeds from sale of assets	2.8	—
Business acquisitions, net of cash acquired	(36.8)	(10.5)
Net cash used by investing activities	(69.9)	(29.4)
FINANCING ACTIVITIES
Proceeds from (payments on) revolving credit facility, net	48.3	(32.5)
Payments on term loans and other debt	(2.8)	(27.7)
Proceeds from term loans and other debt	2.2	—
(Payments on) proceeds from capital lease facilities, net	(3.5)	0.1
Issuance of 6.625% Senior Notes due 2027	—	350.0
Debt financing costs	—	(7.5)
Repurchase of 8.125% Senior Notes due 2021	—	(250.0)
Premium on early extinguishment of debt	—	(8.0)
Dividends	(4.8)	(5.0)
Purchase of treasury shares	(6.1)	(3.6)
Payments of withholding taxes on share awards	(3.1)	(2.3)
Net cash provided by financing activities	30.2	13.5
Effect of exchange rate changes on cash	(2.0)	5.1
(Decrease) increase in cash and cash equivalents	(19.9)	16.4
Cash and cash equivalents at beginning of period	82.8	64.3
Cash and cash equivalents at end of period	$62.9	$80.7
Income taxes paid	$14.8	$8.6
Interest paid	$19.0	$16.5

Park-Ohio Holdings Corp. and Subsidiaries
Business Segment Information (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(In millions)
Net sales:
Supply Technologies	$155.1	$140.2	$482.2	$415.8
Assembly Components	146.1	127.9	444.7	393.2
Engineered Products	113.1	84.1	325.3	237.9
	$414.3	$352.2	$1,252.2	$1,046.9

Segment operating income:
Supply Technologies	$11.3	$10.2	$37.3	$32.8
Assembly Components	9.3	10.7	33.6	35.2
Engineered Products	12.2	5.6	27.4	12.4
Total segment operating income	32.8	26.5	98.3	80.4
Corporate costs	(8.0)	(7.5)	(26.1)	(21.4)
Gain on sale of assets	—	—	1.9	—
Litigation settlement gain	—	—	—	3.3
Operating income	24.8	19.0	74.1	62.3
Other components of net pension income and other postretirement benefits expense, net	2.0	1.7	6.4	4.7
Interest expense, net	(8.9)	(7.8)	(26.1)	(23.1)
Loss on extinguishment of debt	—	—	—	(11.0)
Income before income taxes	$17.9	$12.9	$54.4	$32.9